Exhibit 10(cc)

AMENDMENT TO THE AGILYSYS, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT to the Agilysys, Inc. Supplemental Executive Retirement Plan (the “Plan”) is executed by Agilysys, Inc. (the “Company”) as of the date set forth below.

WHEREAS, the Company adopted the Plan effective in 1999 for the benefit of certain employees;

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has recommended that the Plan be terminated;

WHEREAS, pursuant to Section 13.1 of the Plan, the Company has the right at any time and for any reason to terminate the Plan in accordance with such Section; and

WHEREAS, by action of the Committee, to be ratified by the Board, the Company has determined to terminate the Plan.

NOW, THEREFORE, the Plan is hereby terminated effective as of March 25, 2011, in accordance with Section 13.1 and Treasury Regulation Section 1.409A-3(j)(4)(ix). Distribution of all benefits remaining in the Plan at the time of distribution shall be made as soon as practicable after March 25, 2012, (preferably before March 31, 2012, and in any event not later than June 30, 2012) in a single lump sum payment that is the Actuarial Equivalent as of the date of distribution of the Participant’s Accrued Annual Retirement Benefit payable for the Participant’s life beginning at his Normal Retirement Date. Defined terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment to the Plan to be signed effective as of March 25, 2011.

AGILYSYS, INC.

By:	/s/ KATHLEEN A. WEIGAND
Its:	General Counsel, Secretary & SVP HR

By:	/s/ HENRY R. BOND
Its:	SVP & CFO